Exhibit 4.6
                                                      -----------

                  REGISTRATION RIGHTS AGREEMENT
                  -----------------------------


          THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") dated

as of _________, 1997, is entered into by and among F.HOFFMANN -

LA ROCHE LTD., a Swiss corporation (hereinafter referred to as the "Seller") and ICN PHARMACEUTICALS, INC., a Delaware

corporation (hereinafter referred to as "ICN").



                      W I T N E S S E T H:
                      - - - - - - - - - -


          WHEREAS, ICN Puerto Rico, Inc., a Puerto Rico

corporation and wholly owned subsidiary of ICN, as "Buyer", ICN and the Seller have entered into that certain Asset Purchase

Agreement dated as of June __, 1997  (the "Purchase Agreement"),

pursuant to which Buyer desires to purchase and the Seller

desires to sell certain assets of Seller including certain

pharmaceutical compounds owned by Seller;

          WHEREAS, 1,600,000 shares of the Common Stock, $.01 par

value, of ICN (the "Common Stock") and 2,000 shares of the Series

C Convertible Preferred Stock, $.01 par value, of ICN (the

"Preferred Stock") are, concurrently herewith, being issued and delivered by ICN to Seller upon the Closing of the transactions contemplated by the Purchase Agreement;

          WHEREAS, such shares of Common Stock delivered upon the

Closing are sometimes referred to herein as the "Common Shares";

such shares of Preferred Stock delivered at the Closing are

sometimes referred to herein as the "Preferred Shares"; and such shares of Common Stock and Preferred Stock are sometimes referred to herein, collectively, as the "Shares";

          WHEREAS, the execution and delivery of this Agreement

is a condition to the consummation of the transactions

contemplated by the Purchase Agreement.

NOW THEREFORE, the parties hereto hereby agree as follows:

          1.   RESTRICTIONS ON TRANSFER, REGISTRATION OF
               SHARES, ETC.

               1.1  RESTRICTIONS ON TRANSFERABILITY.  Any

transfer of the Shares shall be made in compliance with the

provisions of the Securities Act of 1933, as amended (the "Act").

               1.2  CERTAIN DEFINITIONS.  As used in this

Section 1 the following terms shall have the following respective meanings:

               "Commission" shall mean the Securities and

Exchange Commission or any other federal agency at the time

administering the Act.

               "Restricted Securities"  shall mean the securities

of ICN required to bear the legend set forth in Section 1.3

hereof.

               "Registrable Securities" shall mean the Common

Shares, the Preferred Shares, shares of Common Stock owned or issuable upon conversion of the Preferred Shares ("Conversion

Shares"), any shares of Common Stock received in payment of the

Guaranteed Price or otherwise in connection with the transactions contemplated by the Purchase Agreement, and other securities issued with respect thereto upon any stock split, stock dividend,

recapitalization or similar event.

               The terms "register," "registered" and

"registration" shall refer to a registration effected by

preparing and filing a registration statement in compliance with the Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

               "Registration Expenses" shall mean all expenses

incurred by ICN in compliance with Sections 1.5 and 1.6 hereof,

including, without limitation, all registration and filing fees,

printing expenses, fees and disbursements of counsel for ICN,

blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

               "Selling Expenses" shall mean all underwriting

discounts and selling commissions applicable to the sale of

Registrable Securities and all fees and disbursements of counsel for the Seller.

               1.3  RESTRICTIVE LEGEND.  Each certificate

representing (i) the Shares, (ii) Conversion Shares, or (iii) any

other securities issued in respect of the Shares or Conversion

Shares upon any stock split, stock dividend, recapitalization,

merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ICN THAT SUCH REGISTRATION IS NOT REQUIRED. THESE SECURITIES AND THE TRANSFER THEREOF ARE SUBJECT TO AN ASSET PURCHASE AGREEMENT DATED AS OF ________, 1997, AMONG SELLER, ICN, AND ICN PUERTO RICO, INC.

               Upon request of the Seller, ICN shall remove the

foregoing legend from the certificate or issue to Seller a new certificate therefor free of any transfer legend, if, with such request, ICN shall have received, at Seller's option, either the opinion referred to in Section 1.4(i) or the "no-action" letter referred to in Section 1.4(ii) to the effect that any transfer by the Seller of the securities evidenced by such certificate will not violate the Act and applicable state securities laws.

               1.4  NOTICE OF PROPOSED TRANSFERS.  The Seller by

acceptance of the certificates representing Restricted Securities agrees to comply in all respects with the provisions of this

Section 1.4.  Prior to any proposed transfer of any Restricted

Securities (other than under circumstances described in

Sections 1.5 and 1.6 hereof), the Seller shall give written

notice to ICN of its intention to effect such transfer.  Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied

(except in transactions in compliance with Rule 144) by, at

Seller's option either (i) a written opinion of legal counsel who shall be reasonably satisfactory to ICN, addressed to ICN and reasonably satisfactory in form and substance to ICN's counsel,

to the effect that the proposed transfer of the Restricted

Securities may be effected without registration under the Act, or

(ii) a "no action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Seller shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Seller to ICN.

Each certificate evidencing the Restricted Securities transferred as above provided shall bear the restrictive legend set forth in

Section 1.3 above, except that such certificate shall not bear such restrictive legend if the opinion of counsel or "no-action"

letter referred to above is to the further effect that such

legend is not required in order to establish compliance with any provisions of the Act.

               1.5  REQUESTED REGISTRATION.

                    (a)  REQUEST FOR REGISTRATION. If at any time

during the five-year period following the Closing Date (as

defined in the Purchase Agreement), as such period may be

extended pursuant to Section 1.13, ICN shall receive from the

Seller a written request that ICN effect any registration

(including a shelf registration) with respect to all or a part of the Registrable Securities, ICN will use its best efforts to effect each such registration or shelf registration (including,

without limitation, the execution of any undertaking to file post-

effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate

compliance with applicable regulations issued under the Act).

ICN shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.5:

(i) in any particular jurisdiction in which ICN would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless ICN is already subject to service in such jurisdiction and except as may be required by the Act or applicable rules or regulations

thereunder; or (ii) after ICN has effected three such

registrations pursuant to this Section 1.5(a) and such

registrations have been declared or ordered effective and shall have been kept effective for the period referred to in

Section 1.8(a); provided, that ICN shall not be required to

effect more than one such registration in any fiscal year of ICN;

and provided, further, that if any Registrable Securities

included in a request by the Seller under this Section 1.5(a)

have not been registered after ICN has effected such three

registrations because they were excluded pursuant to the provisions of Section 1.5(b) below, then the Seller shall have the right to request such additional registration or registrations, on the same terms and conditions as provided in this Section 1.5, as shall be necessary to effect the registration of such excluded

Registrable Securities; or (iii) if the number of Shares, in the aggregate, requested to be included in any such registration by the Seller, is less than the lower of the number of shares equal to 1/8 of the Shares or the remaining balance of Shares not

previously registered hereunder.  Subject to the foregoing

clauses (i), (ii) and (iii), ICN shall file a registration

statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Seller.

                    Any registration statement filed pursuant to

the request of the Seller may, subject to the provisions of

Section 1.5(b) below, include other securities of ICN, including its own securities and securities which are held by persons who,

by virtue of agreements with ICN, are entitled to include their securities in any such registration.

                    (b)  UNDERWRITING.  If the Seller intends to

distribute the Registrable Securities covered by its request by means of an underwritten offering, it shall so advise ICN as a part of its request made pursuant to Section 1.5.  The Seller may include in any such underwriting all the Registrable Securities it holds, subject to the allocation provided hereinbelow.

                    If holders of securities of ICN who are

entitled, by contract with ICN, to have securities included in such an underwritten offering (the "Other Shareholders") request such inclusion, the Seller shall offer to include the securities of such Other Shareholders in the underwriting and may condition such offer on their acceptance of the further applicable

provisions of this Section 1.  ICN shall (together with the

Seller and the Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the

underwriter or underwriters selected for such underwriting by the

Seller who shall be reasonably acceptable to ICN.

Notwithstanding any other provision of this Section 1.5, if the managing underwriter advises the Seller in writing that the

inclusion of the number of Shares requested to be included in such registration exceeds the largest number of shares which can be sold without having a material and adverse effect on such offering (the "Maximum Offering Size"), ICN will include in such registration, in the following priority, up to the Maximum

Offering Size, (1) all the Registrable Securities requested to be registered by Seller or its Affiliates, (2) all Shares requested to be included by Other Shareholders in proportion as nearly as practicable, to the respective amounts of Shares and other

securities which were requested to be included by such Other

Shareholders in such registration statement and (3) any Shares proposed to be registered by ICN. If the Seller or any Other

Shareholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to ICN,

the underwriter and the Seller.  The securities so withdrawn shall also be withdrawn from registration.



          1.6  COMPANY REGISTRATION.

                    (a)  If at any time during the five-year

period following the Closing Date (as defined in the Purchase

Agreement), as such period may be extended pursuant to

Section 1.13, ICN shall determine to register any of its

securities either for its own account or the account of a

security holder or holders exercising their respective demand registration rights, other than a registration relating solely to a Commission Rule 145 transaction, or a registration on any

registration form which does not permit secondary sales or does not include substantially as much information as would be

required to be included in a registration statement covering the sale of Registrable Securities, ICN will:  (i) promptly give to the Seller written notice thereof at least 20 days before the filing of any registration statement (which shall include a list of the jurisdictions in which ICN intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and (ii) include in such registration (and any related qualification under blue sky laws or other compliance),

and in any underwriting involved therein, all or a part of the

Seller's Registrable Securities as shall be specified in a

written request or requests, made by the Seller within fifteen

(15) business days after receipt of the written notice from ICN described in clause (i) above, except (A) as set forth in

Section 1.6(b) below, (B) ICN shall not be required to include

Registrable Securities in any such registration if, and to the extent, in the opinion of ICN's investment bankers delivered to the Seller in writing the inclusion of such Registrable

Securities would materially and adversely affect the success of the offering in which such Registrable Securities are proposed for inclusion, and (C) that ICN shall not be required to include

Registrable Securities in more than five such registrations which registrations shall have been kept effective for the period

referred to in Section 1.8(a); provided, that if any Registrable

Securities included in a request by the Seller under this

Section 1.6(a) have not been registered after ICN has effected three such registrations because they were excluded pursuant to the provisions of Section 1.6(b) below, then the Seller shall have the right to request inclusion of such Registrable

Securities in such additional like registrations by ICN, on the same terms and conditions as provided in this Section 1.6(a), as shall be necessary to effect the registration of such excluded

Registrable Securities.

                    (b)  UNDERWRITING.  If the registration of

which ICN gives notice is for a registered public offering

involving an underwriting, ICN shall so advise the Seller as part of the written notice given pursuant to Section 1.6(a)(i).  In such event the right of the Seller to registration pursuant to

Section 1.6 shall be conditioned upon the Seller's participation in such underwriting and the inclusion of the Seller's

Registrable Securities in the underwriting to the extent provided herein.  The Seller, together with ICN and the Other Shareholders distributing their securities through such underwriting, if any,

shall enter into an underwriting agreement in customary  form with the underwriter or underwriters selected by ICN or the Other

Shareholders, as the case may be.  Notwithstanding any other provision of this Section 1.6, if the underwriter determines that the success of such offering would be materially and adversely affected by inclusion of all the securities requested to be

included, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto.  ICN shall so advise all holders of securities requesting registration, and the number of shares or securities that are entitled to be included in the

registration and underwriting shall be allocated in the following manner.  The securities of ICN held by officers and directors of

ICN shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting shall be allocated among the Seller and Other Shareholders in proportion,

as nearly as practicable, to the respective amounts of

Registrable Securities and other securities which they had

requested to be included in such registration at the time of filing the registration statement.  If the Seller or any officer,

director or Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to ICN and the underwriter.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

               1.7  EXPENSES OF REGISTRATION.  All Registration

Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 1 shall be borne by

ICN, and all Selling Expenses (except fees and disbursements of counsel, which shall be borne by the party engaging such counsel)

shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

               1.8  REGISTRATION PROCEDURES.  In the case of each

registration effected by ICN pursuant to Section 1, ICN will keep the Seller advised in writing as to the initiation of  each

registration and as to the completion thereof.  At its expense,

ICN will:
                    (a)  Keep such registration effective (i) for

a period of one hundred twenty (120) days or (ii) in the case

Seller shall have requested a shelf registration, for a period of three years, or, in each case, until the Seller has completed the distribution described in the registration statement relating thereto, whichever first occurs and in furtherance thereof, ICN shall prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep such

registration statement effective for such period;

                    (b)  Furnish such number of prospectuses and

other documents incident thereto, as the same shall be amended or supplemented from time to time, as the Seller from time to time may reasonably request;

                    (c)  Use its best efforts to register or

qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such

jurisdictions as the underwriter for such offering or any Seller may reasonably request; provided that ICN shall in no event be required to qualify to do business as a foreign corporation in any jurisdiction where it is not otherwise required to be

qualified, to amend its Restated Certificate of Incorporation, as amended, or to change the composition of its assets at the time to conform with the securities or blue sky laws of such

jurisdictions, to take any action that would subject it to

service of process in suits other than those arising out of the offer and sale of the Registrable Securities covered by the

registration statement; or to subject itself to taxation in any jurisdiction where it has not theretofore done so;

                    (d)  Promptly notify the Seller of any stop

order or similar proceeding initiated by state or federal

regulatory bodies and use its best efforts to expeditiously

remove such stop order or similar proceeding;

                    (e)  Cause all Registrable Securities to be

listed on each securities exchange on which similar securities issued by ICN are then listed and, if not so listed, to be listed on the NASDAQ automated quotation system on which similar

securities issued by ICN are listed;

                    (f)  Provide a transfer agent and registrar

for all such Registrable Securities not later than the effective date of such registration statement;

                    (g)  Otherwise use its best efforts to comply

with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of ICN's first full calendar quarter after the effective date of the

Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 under the

Act;
                    (h)  prior to filing any registration

statement, prospectus or amendment with the Commission, ICN shall provide the Seller copies of all information to be included

therein concerning the Seller and give the Seller an opportunity to furnish corrections or other modifications to such

information; and

                    (i)  Upon the effectiveness of any

registration statement hereunder, deliver to Seller the opinion of the General Counsel of ICN to the effect that the registration statement has been declared effective and to the best knowledge of such counsel no stop order suspending the effectiveness of the registration statements has been issued and no proceeding for that purpose is pending or threatened by the Commission.

               1.9  INDEMNIFICATION.

                    (a)  ICN will indemnify the Seller and any

other person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Seller, with respect to which registration,

qualification or compliance has been effected pursuant to this

Section 1, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement,

notification or the like) or any amendment thereof incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the

statements therein not misleading, or any violation by ICN of the

Act or any rule or regulation thereunder applicable to ICN and relating to action or inaction required of ICN in connection with any such registration, qualification or compliance, and will reimburse the Seller, and any other person that directly or

indirectly through one or more intermediaries, controls, is

controlled by, or is under common control with, the Seller, each such underwriter and each person who controls any such

underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claims, loss, damage, liability or action, provided that ICN will not be liable in any such case to the extent that any such claim,

loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to ICN by the Seller or any underwriter and stated to be specifically for use therein.

                    (b)  The Seller will, if Registrable

Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected,

indemnify ICN, each of its directors and officers and each

underwriter, if any, of ICN's securities covered by such a

registration statement, each person who controls ICN or such underwriter within the meaning of the Act and the rules and

regulations thereunder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement,

prospectus, offering circular or other document, or any omission

(or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse ICN and such directors,

officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage,


liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement)

or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information

furnished to ICN by the Seller and stated to be specifically for use therein; provided, however, that the obligations of the

Seller hereunder shall be limited to an amount equal to the net proceeds to the Seller of securities sold as contemplated herein.

                    (c)  Each party entitled to indemnification

under this Section 1.9 (the "Indemnified Party") shall give

notice to the party required to provide indemnification (the

"Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be

sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom provided that counsel for the Indemnifying Party, who shall

conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified

Party may participate in such defense at such party's expense,

and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying

Party of its obligations under this Section 1.9.  No Indemnifying

Party, in the defense of any such claim or litigation, shall,

except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the

claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each

Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in

connection with the defense of such claim and litigation

resulting therefrom.

                    (d)  If for any reason the foregoing

indemnity is unavailable, or is insufficient to hold harmless an

Indemnified Party under Section 1.9(a) or 1.9(b) above in respect of any claim, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such claim in such proportion as is appropriate to reflect the relative benefits received by, and the relative fault of, the

Indemnifying Party on the one hand and the Indemnified Party on the other from such offering of securities, as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the

untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the

Indemnified Party and the parties' relative intent, knowledge,

access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable in respect of any claim shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f)

of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The

provisions of this Section 1.9(d) shall be in addition to any other rights to indemnification or contribution which any

Indemnified Party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any Indemnified

Party and shall survive the transfer of the Registrable

Securities by any such party.

               1.10 INFORMATION BY THE SELLER.  The Seller shall

furnish to ICN such information regarding the Seller and the distribution proposed by the Seller as ICN may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this

Section 1.
               1.11 RULE 144 REPORTING.  With a view to making

available the benefits of certain rules and regulations of the

Commission which may permit the sale of the Restricted Securities to the public without registration, ICN agrees to:

                    (a)  Make and keep public information

available as those terms are understood and defined in Rule 144 under the Securities Act;

                    (b)  Use its best efforts to file with the

Commission in a timely manner all reports and other documents required to be filed by ICN under the Act and the Securities

Exchange Act of 1934 (the "Exchange Act");

                    (c)  So long as the Seller owns any

Restricted Securities, furnish to the Seller forthwith upon

request a written statement by ICN as to its compliance with the current reporting requirements of Rule 144, and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of ICN and such other reports and documents so filed as the Seller may reasonably request in availing themselves of any rule or regulation of the Commission allowing the Seller to sell any such securities without registration.

               1.12 TRANSFER OR ASSIGNMENT OF REGISTRATION

RIGHTS.  The rights to cause ICN to register securities granted to the Seller by ICN under Sections 1.5 and 1.6 may be

transferred or assigned by the Seller to a transferee or assignee of the Seller's Restricted Securities; provided that ICN is given notice at the time of such transfer or assignment, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided, further, that the transferee or assignee of such shall agree to be bound by the terms of this Agreement.  Such transferee or assignee shall be deemed a Seller for purposes of this Section 1.

               1.13 "MARKET STAND-OFF" AGREEMENT.  The Seller

agrees, if requested by ICN and an underwriter of Common Stock

(or other securities) of ICN in connection with a firmly

underwritten public offering, not to effect any public sale or distribution of any Common Stock (or other securities) of ICN held by the Seller during such period, as the managing

underwriter and ICN shall agree (which period shall not exceed

180 days), after the effective date of a registration statement of ICN  filed under the Act not including Restricted Securities,

provided that (i) all Other Shareholders and officers and

directors of ICN enter into similar agreements, and (ii) the five-

year periods referred in Sections 1.5(a) and 1.6(a) shall be deemed automatically extended for each such period, in the case of any such agreements covering any part of the last year of the term of this Agreement.  Such agreement shall be in writing in a form satisfactory to ICN and such underwriter.

               1.14 COVENANT CONCERNING PREFERRED STOCK.  ICN

hereby covenants that it shall not issue any shares of Series C

Convertible Preferred Stock to any person other than Seller or an

Affiliate of Seller.



          2.   MISCELLANEOUS PROVISIONS

               2.1  AMENDMENT; WAIVER.  Neither this Agreement,

nor any of the terms or provisions hereof, may be amended,

modified, supplemented or waived, except by a written instrument signed by the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall such waiver constitute a continuing waiver.  No failure of either party hereto to insist upon strict compliance by the other party with any obligation,

covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

               2.2  NOTICES.  (a)  All notices and other

communications required or permitted under this Agreement shall be in writing and mailed, faxed or delivered:

               (i)  If to the Seller, to:

                  F. Hoffmann-La Roche Ltd.
                    Granzacherstrasse 124
                    CH-4070 Basel
                    Switzerland

                    Attention:  Corporate Law Department


               (ii) If ICN:

                    ICN Pharmaceuticals, Inc.
                    3300 Hyland Avenue
                    Costa Mesa, California  92626
                    fax:  714-641-7206

                    Attention:  General Counsel


               (b)  All notices that are addressed as provided in

this Section 2.2 (1) if delivered personally against proper

receipt or by confirmed fax shall be effective upon delivery and

(2) if delivered (A) by certified or registered mail with postage prepaid or (B) by Federal Express or similar courier service with courier fees paid by the sender shall be effective three business days following the date when mailed or couriered, as the case may

be.  Either party may from time to time change its address for the purpose of notices to that party by a similar notice

specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

               2.3  ASSIGNMENT.  This Agreement and all of the

provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and

permitted assigns.  Except as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the parties hereto without the prior written consent of the other party.

               2.4  GOVERNING LAW.  This Agreement and the

agreements entered into in connection with the transaction

contemplated by this Agreement are made subject to and shall be construed under the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

               2.5  COUNTERPARTS.  This Agreement may be executed

in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

               2.6  HEADINGS.  The headings contained in this

Agreement are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

               2.7  ENTIRE AGREEMENT.  This Agreement together

with the Purchase Agreement embodies the entire agreement and understanding among the parties hereto with respect to the

subject matter of this Agreement and supersedes all prior

agreements, commitments, arrangements, negotiations or

understandings, whether oral or written, between the parties with respect thereto.  There are no agreements, covenants,

undertakings, representations or warranties with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein.

               2.8  SEVERABILITY.  Each term and provision of

this Agreement constitutes a separate and distinct undertaking,

covenant, term or provision hereof.  In the event that any term or provision of this Agreement shall be determined to be

unenforceable, invalid or illegal in any respect, such

unenforceability, invalidity or illegality shall not affect any other term or provision of this Agreement, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein.  Moreover, if any term or provision of this Agreement shall for any reason be held to be excessively broad as to time, duration, activity or subject, it shall be construed, by limiting and reducing it, as to be enforceable to the extent permitted under applicable law as it shall then exist.

IN WITNESS WHEREOF, the parties have duly executed this

Agreement, as of the date first above written.


                         "ICN"

                         ICN PHARMACEUTICALS, INC.,
                         a Delaware corporation


                         By:
                              Name:
                              Title:



                         "SELLER"

                         F.HOFFMANN-LA ROCHE LTD.,
                         a Swiss corporation


                         By:
                              Name:
                              Title:



                         By:
                              Name:
                              Title: